Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Brad Shepherd, Senior Director, Investor Relations
(617) 796-8234
www.snhreit.com
Senior Housing Properties Trust Announces First Quarter 2019 Results
First Quarter Net Income Attributable to Common Shareholders of $0.13 Per Share
First Quarter Normalized FFO Attributable to Common Shareholders of $0.37 Per Share

Newton, MA (May 9, 2019):  Senior Housing Properties Trust (Nasdaq: SNH) today announced its financial results for the quarter ended March 31, 2019.
“In April 2019, we entered into an agreement to restructure our business arrangements with Five Star Senior Living to seek to maximize the performance and value of our senior living portfolio, as well as to help to stabilize our largest senior living operator,” stated Jennifer Francis, President and Chief Operating Officer.  “When fully implemented, we believe the new structure will provide us with increased oversight of our senior living communities, position us for future growth and provide our shareholders with the opportunity to participate in our and Five Star's growth.  Additionally, we have begun to execute on our previously announced disposition plan to sell up to $900 million of assets in connection with the restructuring of our business arrangements with Five Star, which we expect, when completed, will enable us to meet our target leverage going forward. Year to date, we have sold or have under agreement to sell 35 properties for total expected proceeds of $64 million, and we are moving forward with the sale process for additional properties.”
Restructuring of Business Arrangements with Five Star Senior Living Inc.:
As previously announced, in April 2019, SNH entered into a transaction agreement, or the Transaction Agreement, with Five Star Senior Living Inc., or Five Star, pursuant to which SNH and Five Star agreed to modify their existing business arrangements as outlined below, subject to certain conditions and the receipt of various approvals.

•
Effective January 1, 2020 (or January 1, 2021 if extended under the Transaction Agreement), or the Conversion Time, SNH's existing five master leases with Five Star for SNH’s senior living communities leased to Five Star, as well as SNH's existing management agreements and pooling agreements with Five Star for SNH’s senior living communities managed by Five Star for SNH's account, will be terminated and replaced with new management agreements between SNH and Five Star for all of these senior living communities.

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Subject to approval by Five Star’s stockholders, effective at the Conversion Time, Five Star will issue to SNH a number of Five Star common shares that, when considered together with SNH's then owned Five Star common shares, will result in SNH owning approximately 34% of the then outstanding Five Star common shares, and SNH will declare a pro rata distribution to SNH’s shareholders of the right to receive, and Five Star will issue on a pro rata basis to those SNH shareholders, a number of Five Star common shares which equals approximately 51% of the then outstanding Five

Star common shares; the noted percentage ownership amounts are after giving effect to the issuances of Five Star common shares to SNH and SNH's shareholders pursuant to the Transaction Agreement.

•	At the Conversion Time, as consideration for the Five Star share issuances noted above, SNH will provide to Five Star $75.0 million of additional consideration.

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Commencing February 1, 2019 and through December 31, 2019, the aggregate amount of monthly minimum rent payable to SNH by Five Star under the existing master leases is $11.0 million, subject to adjustment and extension, and no additional rent is payable to SNH by Five Star for that period.

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On April 1, 2019, SNH purchased from Five Star approximately $50.0 million of unencumbered fixed assets and improvements related to SNH's senior living communities leased to and operated by Five Star, which amount is subject to adjustment but will not exceed $60.0 million.

•
In connection with the Transaction Agreement, SNH entered into a short term credit agreement with Five Star, pursuant to which SNH extended to Five Star a $25.0 million line of credit, which is secured by six senior living communities owned by Five Star. This line of credit matures at the Conversion Time, and there are currently no amounts outstanding under this line of credit.

Because of the continuing relationships between SNH and Five Star, the transactions contemplated by the Transaction Agreement and the terms thereof were evaluated, negotiated and recommended to SNH’s Board of Trustees and Five Star’s board of directors for approval by a special committee of SNH’s Board of Trustees and a special committee of Five Star’s board of directors, respectively, comprised solely of SNH and Five Star’s Independent Trustees and directors, respectively, and were separately approved and adopted by SNH’s Independent Trustees and Five Star’s independent directors, respectively, and by SNH's Board of Trustees and Five Star’s board of directors, respectively.

Results for the Quarter Ended March 31, 2019:
Net income attributable to common shareholders was $30.1 million, or $0.13 per diluted share, for the quarter ended March 31, 2019 compared to $236.0 million, or $0.99 per diluted share, for the quarter ended March 31, 2018. This decrease in net income attributable to common shareholders was primarily the result of: (1) a gain on sale of properties of $181.2 million, or $0.76 per diluted share, during the quarter ended March 31, 2018; (2) a decrease in rental income of $15.5 million, or $0.07 per diluted share, during the quarter ended March 31, 2019, as compared to the same period in 2018, as a result of a $12.8 million aggregate reduction in rent paid to SNH by Five Star for the 2019 period pursuant to the Transaction Agreement, as well as dispositions since January 1, 2018; (3) impairment charges of $6.2 million, or $0.03 per diluted share, recognized during the quarter ended March 31, 2019 to adjust the carrying value of 15 skilled nursing facilities, or SNFs, to their estimated net sales price; (4) changes in unrealized gains and losses on equity securities, net, for the quarter ended March 31, 2019 as compared to the same period in 2018; and (5) acquisition and certain other transaction related costs of $7.8 million, or $0.03 per diluted share, incurred during the quarter ended March 31, 2019. This decrease in net income attributable to common shareholders was partially offset by: (1) a decrease in general and administrative expenses as a result of no business management incentive fees having been accrued during the quarter ended March 31, 2019, compared to $14.3 million, or $0.06 per diluted share, of business management incentive fees accrued during the quarter ended March 31, 2018 and (2) acquisitions since January 1, 2018.
Normalized funds from operations attributable to common shareholders, or Normalized FFO attributable to common shareholders, were $88.2 million and $107.2 million, or $0.37 and $0.45 per diluted share, for the quarters ended March 31, 2019 and 2018, respectively.
Reconciliations of net income attributable to common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations attributable to common shareholders, or FFO attributable to common shareholders, and Normalized FFO attributable to common shareholders for the quarters ended March 31, 2019 and 2018 appear later in this press release.

Portfolio Operating Results:
For the quarter ended March 31, 2019, consolidated cash basis net operating income, or Cash Basis NOI, at properties owned continuously and properties owned and managed continuously by the same operator since January 1, 2018, or same property, decreased 8.6% compared to the quarter ended March 31, 2018, primarily as a result of the reduction in rent paid by Five Star for February and March 2019.
For the quarter ended March 31, 2019, 47.7% of net operating income, or NOI, came from 153 buildings leased to medical providers, medical related businesses, clinics and biotech laboratory tenants, or MOBs, with 12.5 million leasable square feet. As of March 31, 2019, 94.0% of MOB square feet was leased compared to 95.1% as of March 31, 2018. Same property occupancy was 93.8% as of March 31, 2019 compared to 95.1% as of March 31, 2018. Same property Cash Basis NOI from MOBs increased 0.8% for the quarter ended March 31, 2019 compared to the quarter ended March 31, 2018.
For the quarter ended March 31, 2019, 33.8% of NOI came from 228 triple net leased senior living communities with 23,853 living units. The weighted average rent coverage for triple net leased senior living communities decreased to 1.06x for the 12 month period ended December 31, 2018 compared to 1.21x for the 12 month period ended December 31, 2017(1)(2). Same property Cash Basis NOI from triple net leased senior living communities decreased 20.4% for the quarter ended March 31, 2019 compared to the quarter ended March 31, 2018, primarily as a result of the reduction in rent paid by Five Star for February and March 2019.
For the quarter ended March 31, 2019, 15.4% of NOI came from 76 managed senior living communities with 9,766 living units. Occupancy at managed senior living communities was 86.3% for the quarter ended March 31, 2019 compared to 85.8% for the quarter ended March 31, 2018. Same property occupancy at managed senior living communities was 86.4% for the quarter ended March 31, 2019 compared to 85.9% for the quarter ended March 31, 2018. Same property average monthly rates at managed senior living communities were $4,329 for the quarter ended March 31, 2019 compared to $4,308 for the quarter ended March 31, 2018. Same property Cash Basis NOI from managed senior living communities decreased 5.7% for the quarter ended March 31, 2019 compared to the quarter ended March 31, 2018.
SNH's 10 wellness centers were 100% leased as of each of March 31, 2019 and March 31, 2018, and generated Cash Basis NOI of $4.8 million and $4.4 million for the three months ended March 31, 2019 and 2018, respectively.
Reconciliations of net income determined in accordance with GAAP to consolidated NOI and Cash Basis NOI, and a reconciliation of NOI to same property NOI and calculation of same property Cash Basis NOI by operating segment, for the quarters ended March 31, 2019 and 2018, appear later in this press release.
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(1) SNH reports rent coverage one quarter in arrears because operating results from tenants are usually provided to SNH three months after the end of a fiscal quarter. Operating data from triple net leased senior living communities are provided by tenants and SNH has not independently verified this information.
(2) Excludes data for periods prior to SNH's ownership of certain properties, as well as properties sold or classified as held for sale during the periods presented.

Disposition Activities:
During the quarter ended March 31, 2019, SNH sold one MOB located in Florida and another MOB located in Massachusetts, for an aggregate sales price of approximately $3.0 million, excluding closing costs.
In May 2019, SNH sold three SNFs located in California for an aggregate sales price of approximately $21.5 million, excluding closing costs.
SNH currently has 13 MOBs located in Colorado and Massachusetts under agreements to sell for an aggregate sales price of approximately $20.6 million, excluding closing costs.
SNH also has 17 SNFs located in Kansas, Iowa, Nebraska and Wisconsin under agreements to sell for an aggregate sales price of approximately $19.0 million, excluding closing costs.
Financing Activities
In May 2019, SNH redeemed at par all of its outstanding 3.25% senior notes due 2019 for a redemption price equal to the principal amount of $400.0 million, using cash on hand and borrowings under its revolving credit facility.
In April 2019, SNH gave notice of its intention to prepay approximately $42.2 million of secured debt encumbering four senior living communities with an annual interest rate of 3.79% and a maturity date in July 2019. SNH expects to make this prepayment in May 2019.
Conference Call:
At 10:00 a.m. Eastern Time this morning, President and Chief Operating Officer, Jennifer Francis, and Chief Financial Officer and Treasurer, Richard Siedel, will host a conference call to discuss SNH's first quarter 2019 financial results. The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Thursday, May 16, 2019. To access the replay, dial (412) 317-0088. The replay pass code is 10130007.
A live audio webcast of the conference call will also be available in a listen-only mode on SNH’s website, www.snhreit.com. Participants wanting to access the webcast should visit SNH’s website about five minutes before the call. The archived webcast will be available for replay on SNH’s website following the call for about one week. The transcription, recording and retransmission in any way of SNH’s first quarter conference call are strictly prohibited without the prior written consent of SNH.
Supplemental Data:
A copy of SNH’s First Quarter 2019 Supplemental Operating and Financial Data is available for download at SNH’s website, www.snhreit.com. SNH’s website is not incorporated as part of this press release.
SNH is a real estate investment trust, or REIT, that owns medical office and life science properties, senior living communities and wellness centers throughout the United States. SNH is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), or RMR Inc., an alternative asset management company that is headquartered in Newton, MA.
Non-GAAP Financial Measures:
SNH presents certain "non-GAAP financial measures" within the meaning of applicable rules of the Securities and Exchange Commission, or SEC, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI and Cash Basis NOI for the three months ended March 31, 2019 and 2018. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income or net income attributable to common shareholders as indicators of SNH's operating performance or as measures of

SNH's liquidity. These measures should be considered in conjunction with net income and net income attributable to common shareholders as presented in SNH's condensed consolidated statements of income. SNH considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income and net income attributable to common shareholders. SNH believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of SNH's operating performance between periods and with other REITs and, in the case of NOI and Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations at SNH's properties.
Please see the pages attached hereto for a more detailed statement of SNH’s operating results and financial condition, and for an explanation of SNH’s calculation of FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI and Cash Basis NOI and a reconciliation of those amounts to amounts determined in accordance with GAAP.

SENIOR HOUSING PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues:
Rental income	$158,241	$173,728
Residents fees and services	108,045	102,042
Total revenues	266,286	275,770

Expenses:
Property operating expenses	117,222	108,098
Depreciation and amortization	72,230	70,339
General and administrative (1)	9,816	25,118
Acquisition and certain other transaction related costs	7,814	20
Impairment of assets	6,206	—
Total expenses	213,288	203,575

(Loss) gain on sale of properties	(122)	181,154
Dividend income	923	659
Unrealized gains and losses on equity securities, net	22,932	27,241
Interest and other income	114	54
Interest expense (including net amortization of debt premiums, discounts and issuance costs of $1,652 and $1,411, respectively)	(45,611)	(43,552)
Loss on early extinguishment of debt	—	(130)
Income from continuing operations before income tax expense and equity in earnings of an investee	31,234	237,621
Income tax expense	(134)	(260)
Equity in earnings of an investee	404	44
Net income	31,504	237,405
Net income attributable to noncontrolling interest	(1,422)	(1,383)
Net income attributable to common shareholders	$30,082	$236,022

Weighted average common shares outstanding (basic)	237,568	237,478
Weighted average common shares outstanding (diluted)	237,600	237,493

Per common share data (basic and diluted):
Net income attributable to common shareholders	$0.13	$0.99
(1) General and administrative expenses include estimated business management incentive fee expense of $14,347 for the three months ended March 31, 2018.

SENIOR HOUSING PROPERTIES TRUST
FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS
(amounts in thousands, except per share data)
(unaudited)
Calculation of FFO and Normalized FFO Attributable to Common Shareholders(1):

	Three Months Ended March 31,
	2019	2018
Net income attributable to common shareholders	$30,082	$236,022
Depreciation and amortization expense	72,230	70,339
FFO attributable to noncontrolling interest	(5,297)	(5,300)
Loss (gain) on sale of properties	122	(181,154)
Impairment of assets	6,206	—
Unrealized gains and losses on equity securities, net	(22,932)	(27,241)
FFO attributable to common shareholders	80,411	92,666

Estimated business management incentive fees (2)	—	14,347
Acquisition and certain other transaction related costs	7,814	20
Loss on early extinguishment of debt	—	130
Normalized FFO attributable to common shareholders	$88,225	$107,163

Weighted average common shares outstanding (basic)	237,568	237,478
Weighted average common shares outstanding (diluted)	237,600	237,493

Per common share data (basic and diluted):
Net income attributable to common shareholders	$0.13	$0.99
FFO attributable to common shareholders	$0.34	$0.39
Normalized FFO attributable to common shareholders	$0.37	$0.45
Distributions declared	$0.39	$0.39
(1)      SNH calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown above. FFO attributable to common shareholders is calculated on the basis defined by the National Association of Real Estate Investment Trusts, which is net income attributable to common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of properties, loss on impairment of real estate assets and unrealized gains or losses on equity securities, net, if any, plus real estate depreciation and amortization and minus FFO attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to SNH. In calculating Normalized FFO attributable to common shareholders, SNH adjusts for the items shown above and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of SNH’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by SNH’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain SNH’s qualification for taxation as a REIT, limitations in SNH’s revolving credit facility and term loan agreements and SNH’s public debt covenants, the availability to SNH of debt and equity capital, SNH’s expectation of its future capital requirements and operating performance, and SNH’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than SNH does.
(2)       Incentive fees under SNH’s business management agreement with The RMR Group LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in SNH’s condensed consolidated statements of income. In calculating net income attributable to common shareholders in accordance with GAAP, SNH recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although SNH recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income attributable to common shareholders, SNH does not include these amounts in the calculation of Normalized FFO attributable to common shareholders until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined.

SENIOR HOUSING PROPERTIES TRUST
CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI) AND CASH BASIS NOI
(amounts in thousands)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Calculation of NOI and Cash Basis NOI(1):
Revenues:
Rental income	$158,241	$173,728
Residents fees and services	108,045	102,042
Total revenues	266,286	275,770
Property operating expenses	(117,222)	(108,098)
Property net operating income (NOI):	149,064	167,672
Non-cash straight line rent adjustments	(1,934)	(2,993)
Lease value amortization	(1,525)	(1,381)
Non-cash amortization included in property operating expenses(2)	(199)	(199)
Cash Basis NOI	$145,406	$163,099

Reconciliation of Net Income to NOI:
Net income	$31,504	$237,405

Equity in earnings of an investee	(404)	(44)
Income tax expense	134	260
Loss on early extinguishment of debt	—	130
Interest expense	45,611	43,552
Interest and other income	(114)	(54)
Unrealized gains and losses on equity securities, net	(22,932)	(27,241)
Dividend income	(923)	(659)
Loss (gain) on sale of properties	122	(181,154)
Impairment of assets	6,206	—
Acquisition and certain other transaction related costs	7,814	20
General and administrative expense	9,816	25,118
Depreciation and amortization expense	72,230	70,339
Total NOI	149,064	167,672

Non-cash amortization included in property operating expenses(2)	(199)	(199)
Lease value amortization	(1,525)	(1,381)
Non-cash straight line rent adjustments	(1,934)	(2,993)
Cash Basis NOI	$145,406	$163,099
(1)       The calculations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to SNH’s property level results of operations. SNH calculates NOI and Cash Basis NOI as shown above. SNH defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that SNH records as depreciation and amortization. SNH defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. SNH calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that it only includes same properties in calculating same property NOI and same property Cash Basis NOI. SNH uses NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI to evaluate individual and company wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI differently than SNH does.
(2)      SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

SENIOR HOUSING PROPERTIES TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

	For the Three Months Ended March 31, 2019					For the Three Months Ended March 31, 2018
Calculation of NOI and Cash Basis NOI:	MOBs	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	Non-Segment (2)	Total	MOBs	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	Non-Segment (2)	Total
Rental income / residents fees and services	$103,221	$50,320	$108,045	$4,700	$266,286	$101,151	$67,975	$102,042	$4,602	$275,770
Property operating expenses	(32,177)	—	(85,045)	—	(117,222)	(30,938)	—	(77,160)	—	(108,098)
Property net operating income (NOI)	$71,044	$50,320	$23,000	$4,700	$149,064	$70,213	$67,975	$24,882	$4,602	$167,672
NOI change	1.2%	(26.0)%	(7.6)%	2.1%	(11.1)%

Property NOI	$71,044	$50,320	$23,000	$4,700	$149,064	$70,213	$67,975	$24,882	$4,602	$167,672
Less:
Non-cash straight line rent adjustments	1,806	240	—	(112)	1,934	2,236	619	—	138	2,993
Lease value amortization	1,470	—	—	55	1,525	1,326	—	—	55	1,381
Non-cash amortization included in property operating expenses (3)	199	—	—	—	199	199	—	—	—	199
Cash Basis NOI	$67,569	$50,080	$23,000	$4,757	$145,406	$66,452	$67,356	$24,882	$4,409	$163,099
Cash Basis NOI change	1.7%	(25.6)%	(7.6)%	7.9%	(10.8)%

Reconciliation of NOI to Same Property NOI:
Property NOI	$71,044	$50,320	$23,000	$4,700	$149,064	$70,213	$67,975	$24,882	$4,602	$167,672
Less:
NOI not included in same property	3,560	735	(165)	—	4,130	2,992	5,453	328	—	8,773
Same property NOI (4)	$67,484	$49,585	$23,165	$4,700	$144,934	$67,221	$62,522	$24,554	$4,602	$158,899
Same property NOI change	0.4%	(20.7)%	(5.7)%	2.1%	(8.8)%

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (4)	$67,484	$49,585	$23,165	$4,700	$144,934	$67,221	$62,522	$24,554	$4,602	$158,899
Less:
Non-cash straight line rent adjustments	1,851	240	—	(112)	1,979	2,252	493	—	138	2,883
Lease value amortization	1,531	—	—	55	1,586	1,370	—	—	55	1,425
Non-cash amortization included in property operating expenses (3)	195	—	—	—	195	195	—	—	—	195
Same property cash basis NOI (4)	$63,907	$49,345	$23,165	$4,757	$141,174	$63,404	$62,029	$24,554	$4,409	$154,396
Same property cash basis NOI change	0.8%	(20.4)%	(5.7)%	7.9%	(8.6)%

(1)
See page 8 for the calculation of NOI and a reconciliation of net income determined in accordance with GAAP to that amount. See footnote 1 on page 8 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 4 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.

(2)	Includes the operating results of certain properties that offer wellness, fitness and spa services to members.

(3)
SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which is included in property operating expenses.

(4)
Consists of properties owned continuously and properties owned and managed continuously by the same operator since January 1, 2018 and includes SNH's MOB (two buildings) that is owned in a joint venture arrangement and excludes properties classified as held for sale, if any.

SENIOR HOUSING PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	March 31, 2019	December 31, 2018
ASSETS
Real estate properties	$7,859,676	$7,876,300
Accumulated depreciation	(1,560,690)	(1,534,392)
Total real estate properties, net	6,298,986	6,341,908

Cash and cash equivalents	39,875	54,976
Restricted cash	14,877	15,095
Acquired real estate leases and other intangible assets, net	401,209	419,244
Other assets, net	390,953	329,203
Total assets	$7,145,900	$7,160,426

LIABILITIES AND EQUITY
Unsecured revolving credit facility	$225,000	$139,000
Unsecured term loans, net	548,493	548,286
Senior unsecured notes, net	2,217,989	2,216,945
Secured debt and capital leases, net	742,883	744,186
Accrued interest	35,241	26,182
Assumed real estate lease obligations, net	83,919	86,304
Other liabilities	178,937	219,653
Total liabilities	4,032,462	3,980,556

Total equity	3,113,438	3,179,870
Total liabilities and equity	$7,145,900	$7,160,426

Warning Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever SNH uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, "will", “may” and negatives or derivatives of these or similar expressions, SNH is making forward-looking statements.  These forward-looking statements are based upon SNH’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by SNH’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond SNH’s control. For example,

•
Ms. Francis's statements in this press release that SNH entered into the Transaction Agreement to maximize the performance and value of SNH's senior living portfolio and to stabilize its largest senior living operator, and that the new structure will provide SNH with increased oversight of its senior living communities, position SNH for future growth and provide its shareholders the opportunity to participate in that growth, are contingent upon the consummation of the transactions contemplated by the Transaction Agreement. These transactions may not occur and the benefits of these transactions may not materialize and/or Five Star’s financial condition may further deteriorate despite these agreements. SNH may also not be able to maximize the performance and value of its senior living portfolio, and the new structure may not result in growth for SNH or its shareholders or Five Star.

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This press release states that SNH entered into the Transaction Agreement to modify its existing business arrangements with Five Star and that certain of the transactions contemplated by the Transaction Agreement are expected to be effective January 1, 2020.  These transactions are subject to conditions, including, among others, the receipt of approval by Five Star’s stockholders and certain regulatory approvals. SNH cannot be sure that any or all of such conditions will be satisfied.  Accordingly, these transactions may not become effective as of January 1, 2020 or at all, or the terms of such transactions may change.

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This press release states that the transactions contemplated by the Transaction Agreement and the terms thereof were evaluated, negotiated and recommended to SNH’s Board of Trustees and Five Star’s board of directors for approval by a special committee of SNH’s Board of Trustees and a special committee of Five Star’s board of directors, respectively, comprised solely of SNH’s Independent Trustees and Five Star’s independent directors, respectively, and were separately approved and adopted by SNH’s Independent Trustees and Five Star’s independent directors, respectively, and by SNH’s Board of Trustees and Five Star’s board of directors, respectively. Despite this process, SNH could be subject to claims challenging the Transaction Agreement or the restructuring transactions or SNH’s entry into the Transaction Agreement and related agreements because of the multiple relationships among SNH, Five Star and related persons and entities or other reasons, and defending even meritless claims could be expensive and distracting to management.

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Ms. Francis’s statement that SNH is moving forward with the sale process for additional properties may imply that SNH will be successful in selling properties in the future and/or reducing its leverage to stated targets.  However, SNH may not be able to successfully sell properties in the future. Also, SNH may sell properties at prices that are less than their carrying values and SNH may incur future losses.

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SNH has agreed to sell 13 MOBs and 17 SNFs for an aggregate sales price of approximately $39.6 million, excluding closing costs. These sales are subject to conditions. These conditions may not be met and these sales may not occur, may be delayed or their terms may change.

The information contained in SNH’s filings with the SEC, including under “Risk Factors” in SNH’s periodic reports, or incorporated therein, identifies important factors that could cause SNH’s actual results to differ materially from those stated in or implied by SNH’s forward-looking statements. SNH’s filings with the SEC are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon forward-looking statements. Except as required by law, SNH does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.
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